EXHIBIT 10.11

TAR                     TEXAS ASSOCIATION OF REALTORS(R)

                                COMMERCIAL LEASE

     This lease agreement is made and entered into by and between Tom Jackson (Landlord) and Hi-Tech Compressor Company, L.C. (Tenant). Landlord hereby Leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon, containing approximately 24,645 square feet, hereinafter called the "leased premises", known as County Road 1260 South LEGAL: a 3.00 acre tract of land located in Section 10, Block 40, T&P RR Co. Survey Addition, City of N/A, Midland County, Texas; or as more particularly described below or on attached exhibit:

     The primary term of this lease shall be 36 months commencing on the 1st day of April, 1994, and ending on the 31st day of March, 1997, upon the following terms, conditions, and covenants: see attached Exhibit "B".

  1. TAXES. Each year during the term of this lease, Landlord shall pay real estate taxes assessed against the leased premises.

  2. UTILITIES. Tenant shall pay all charges for utility services to the leased premises except for N/A which shall be paid by the Landlord.

  4. RENT. Tenant agrees to and shall pay Landlord at 4504 Greentree Blvd., Midland, TX 79707, County of Midland, Texas, or at such other place Landlord shall designate from time to time in writing, as rent for the leased premises, the total sum of $135,000.00, payable without demand in equal monthly payments of $3,750.00 each in advance on or before the 1st day of each month, commencing on April, 1994, and continuing thereafter until the total sum shall be paid. Adjustment to the rent, if any, for rent escalators, for percentage of net rent, or for increases in building operation costs (including but not limited to insurance, custodial services, maintenance and utilities) shall be as set forth in an attached addendum. Rent received after the first day of the month shall be deemed delinquent. If rent is not received by Landlord by the 5th of each month, Tenant shall pay a late charge of $25.00 plus a penalty of $10.00 per day until rent is received in full. Tenant shall pay $35.00 for each returned check.

  5. USE. Tenant shall use the leased premises for the following purpose and no other: manufacturing.

  6. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit in the sum of $ N/A, payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

  7. INSURANCE. Landlord shall pay for fire and extended coverage insurance on the buildings and other improvements on the leased premises in an amount not less than $250,000.00, which amount shall be increased yearly in proportion to the increase in market value of the premises. If Landlord provides any insurance herein, Tenant shall pay to Landlord, during the term hereof, the amount of any increase in premiums for the insurance required over and above such premiums paid during the first year of this lease. Tenant shall provide public liability and property damage insurance for its business operations on the leased premises in the amount of $500,000/300,000 which policy shall cover the Landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name Landlord as an insured and shall be issued by an insurance company approved by Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the leased premises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within 15 days after such notice certification showing all such insurance to be in full force and effect, Landlord may at his option, take out the necessary insurance to comply with the provision hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of 13 percent per annum from the date of such payment by Landlord until repaid by Tenant.

  8. CONDITION OF PREMISES. Tenant has examined and accepts the leased premises in its present as is condition as suitable for the purposes for which the same are leased, and does hereby accept the leased premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the leased premises unless Landlord and Tenant agree to repairs or refurbishment as noted in Special Provisions. See Exhibit "B".

  9. MAINTENANCE AND REPAIRS. Landlord shall keep the foundation, the exterior walls (except glass; windows; doors; HVAC, door closure devices; window and door frames, molding, locks, and hardware; and interior painting or other treatment of exterior walls), and the roof of the leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licensees and concessionaires. Tenant is responsible for maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within a reasonable time. Tenant shall notify Landlord immediately of any emergency repairs. Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under this section. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, reasonable wear and tear excepted.

 10. ALTERATIONS. All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease. Such alterations, additions, and improvements may only be made with the prior written consent of Landlord, which consent shall not be unreasonably withheld. If consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to any personal property, on or off the leased premises, in connection with the making of such improvements or alterations. No cooling tower, equipment, or structure of any kind shall be placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant's expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure temporarily, so that repairs to the roof can be made. Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord. Tenant shall promptly repair at its expense any damages resulting from such removal. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

 11. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the leased premises. Tenant and Tenant's agents, employees and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

 12. SEE EXHIBIT "B" paragraph 4.

 13. DESTRUCTION. In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Landlord may repair the damage and restore the leased premises to substantially the same condition as immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord's expense unless due to Tenant's negligence. Landlord shall allow Tenant a fair reduction of rent during the time the leased premises are partially unfit for occupancy. If the leased premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy by fire or other casualty, or if Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such casualty.

 14. TENANT DEFAULT. If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law. This lease may be terminated at Landlord's discretion if such abandonment or default continues for a period of 10 days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at the leased premises by certified mail or otherwise. If Tenant has not completely removed or cured default within the 10 day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all persons and property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable.

 15.

 16. SUBORDINATION. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of Trust, or other lien hereafter placed on the demised premised and Tenant agrees on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee, and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

 17. INDEMNITY. Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for any damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off the leased premises.

 18. SEE EXHIBIT "B" paragraph 5.

 19. TENANT BANKRUPTCY. If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

 20. CONDEMNATION. If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.

 21. BROKER'S FEE.  Commercial Properties of Texas, as Real Estate Broker
     (the Broker), has negotiated this lease and Landlord agrees to pay Broker in Midland County, Texas, upon commencement of this lease, a negotiated fee of $______ or 3% of the total rental provided for in this lease to be divided as follows: N/A. In the event this lease is extended, expanded or renewed, Landlord agrees to pay Broker an additional negotiated fee of $N/A or N/A% of the total rental for such extension, expansion or renewal period, payable at the time of commencement of such extension, expansion or renewal, said fee to be divided as follows: N/A. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this lease excepting only Commercial Properties TX and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. If Tenant during the term of this Lease, or any extension, expansion or renewal period thereof, or within N/A days of the expiration of this Lease, or any extension, expansion or renewal period thereof, purchases the property herein leased, Landlord agrees to pay Broker, N/A in N/A County, Texas, a negotiated fee of $N/A or N/A% of the sales price upon closing of the sale of this property.

 22. NOTICES. Notices to Tenant shall be by certified mail or other delivery to the leased premises. Notices to Landlord shall be by certified mail to the place where rent is payable.

 23. DEFAULT BY LANDLORD. In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this lease or cure the default and make the necessary repairs and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred. If any utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant's employees, agents, or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

 24. SIGNS. During the last 30 days of this lease, a "For Sale" sign and/or a "For Lease" sign may be displayed on the leased premises and the leased premises may be shown at reasonable times to prospective purchasers or tenants.

 25. RIGHT OF ENTRY. Landlord shall have the right during normal business hours to enter the demised premises; a) to inspect the general condition and state of repair thereof, b) to make repairs required or permitted under this lease, or c) for any other reasonable purpose.

 26. WAIVER OF BREACH. The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

 27. TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

 28. BINDING OF HEIRS AND ASSIGNS. Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

 29. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

 30. TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas.

 31. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

 32. PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to this lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

 33. AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

 34. ATTORNEY'S FEES. Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

 35. SPECIAL PROVISIONS. (This section to include additional factual data not included above.) Exhibits "A" and "B" are a part of this lease agreement.

     EXECUTED this 2nd day of March, 1994.

     TENANT or TENANTS                      LANDLORD
     HI-TECH COMPRESSOR COMPANY, L.C.       /s/TOM JACKSON
     /s/WALLACE SPARKMAN
     Wallace Sparkman, Vice President

     REAL ESTATE BROKER                     REAL ESTATE BROKER
     Commercial Properties of TX  325147    ________________________
                             LICENSE NO.                  LICENSE NO.

     By:  Jerry Don Daniels                 By:  ___________________

     (Note: This form has been prepared by Babb & Hanna, P.C., attorneys for the Texas Association of REALTORS (TAR). Babb & Hanna, P.C. has approved this form for use by TAR member brokers and salespersons for the purpose of leasing improved commercial real property for business purposes. This form has not been drafted for a specific transaction, therefore, the parties are advised to consult an attorney of their choice before signing.)

                                   EXHIBIT "A"

                                       to
           Commercial Lease between Hi-Tech Compressor Company, Tenant and Tom Jackson, Landlord

Tenant will remain in compliance with all state and federal environmental laws and regulations and Tenant will not place nor permit to be placed, nor generate, store or dispose of any hazardous waste, toxic substance, asbestos or related materials ("Hazardous Materials") on the leased premises in violation of applicable state and federal environmental laws. For the purposes of this lease, Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 424 U.S.C. ss.9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., or as "hazardous substances," "hazardous waste" or "pollutant or contaminant" in any other applicable federal, state or local environmental law or regulation. To the knowledge of Landlord, the leased premises have never been used for the treatment, storage, recycling, or disposal of any Hazardous Materials, or to the extent that such use has occurred, such past use was not in violation of any applicable environmental law or regulation then or now in existence.

     In the event Tenant should discover any Hazardous Materials on the leased premises which could result in a breach of the foregoing covenant, Tenant shall notify Landlord within three (3) days after such discovery. Tenant shall dispose of all material amounts of Hazardous Materials generated by the Tenant only at facilities and/or with carriers that maintain valid governmental permits under the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901. In the event of any notice or filing of any complaint or commencement of any administrative hearing or procedure against the Tenant alleging a violation of an environmental law or regulation, Tenant shall give notice to Landlord within five (5) days after Tenant has received notice of such notice or filing.

     Breach of this covenant by Tenant shall, at the Landlord's option, constitute a default hereunder, and shall entitle Landlord to terminate the lease, to accelerate the rental due hereunder, and collect from Tenant damages and expenses incurred by Landlord by reason of Tenant's breach of this covenant.

HI-TECH COMPRESSOR COMPANY, L.C.                   _______________________
/s/WALLACE SPARKMAN, Tenant                        /s/TOM JACKSON, Landlord
Wallace Sparkman, Vice President

________________________________                   ________________________
__________________, Tenant                         ______________, Landlord

                                  EXHIBIT "B"
             To the lease agreement between Tom Jackson "Landlord"
                    and Hi-Tech Compressor Company "Tenant".

1. Tenant to pay to landlord upon consummation of lease agreement, first and lasts months rent.

2. Landlord shall complete offices on the first floor of the north office building (approximately 2,500 s.f.) and bring utilities i.e. electrical, water and sewage up to the second floor in order for tenant to complete office build out. Any changes made to the buildings interior or exterior by tenant must be approved by Landlord. Landlord to repair overhead doors to working condition, paint exterior metal trim using paint furnished by tenant and also finish out offices in the south building and using tile flooring in areas as agreed by both tenant and landlord.

3. Tenant shall build offices as needed and at their expense on the second floor of the north office building. Tenant shall also install sodium vapor lighting in the south shop areas as needed by tenant.

4. Tenant shall have the right to sublet the leased premises, with Landlord approval, not to be unreasonbly withheld.

5. Tenant shall be able to place signage on or about the leased premises but shall be responsible for removing such signage and returning the area back to its original state.

6. Tenant shall have two 3 year lease renewal options at the end of each lease term with the new lease amount being based upon the combined inflation rate (Consumer Price Index for all urban consumers, U.S. City Average-All Items, as indexed by the Bureau of Labor Statistics or any legitimate successor) of the previous 3 year period. Tenant must give a 30 day written notice to Landlord of their renewal intentions. Tenant shall also have an option to purchase at the end of each lease term at a then current market value and not less than $250,000. Market value to be determined by a local M.A.I. Appraiser.

7. Brokerage Fee of 3 percent of the gross lease amount to be paid in full by Landlord upon consummation of lease agreement.

8. Tenant shall have access to property rent free, beginning March 1, 1994 to move in and install equipment and make building ready for occupancy.

INITIALS W.S. / T.J.

                           LEASE EXTENSION AGREEMENT
                              FOR THE LEASE DATED
                                 MARCH 2, 1994
                                    BETWEEN
                             TOM JACKSON (LANDLORD)
                                      AND
                   HI-TECH COMPRESSOR COMPANY, L.C. (TENANT)
                          FOR THE PROPERTY LOCATED AT
                             COUNTY RD. 1260 SOUTH
                                 MIDLAND, TEXAS

        Pursuant to Item #6 on Exhibit "B" of the lease dated March 2, 1994, Tenant desires to exercise Tenant's option to renew the above lease, and Landlord agrees to lease to Tenant for a period of three (3) years, beginning April 1, 1997 and ending on March 31, 2000. In accordance with this option to renew, the base rental shall be adjusted according to changes in the Consumer Price Index resulting in a base monthly rental of $4,053.00 per month for the three year extension period. All other terms and conditions (except those provisions that pertain to the initial construction of the Property) of the lease shall remain the same.

/s/ TOM JACKSON                         /s/ HI-TECH COMPRESSOR COMPANY, L.C.
Landlord                                Tenant
Tom Jackson                             Hi-Tech Compressor Company, L.C.

                                        By: /s/ WALLACE SPARKMAN

4/10/97                                 6/5/97
Date                                    Date

CALCULATION OF RENT
FOR THE EXTENSION PERIOD

Consumer Price Index - March 1994                 147.2
Consumer Price Index - January 1997               159.1

     Increase in CPI                               11.9
                                                  -----
PERCENTAGE INCREASE IN CPI       11.9/147.2 =     8.084%

RENT ADJUSTMENT         $3,750.00 X 1.08084 = $4,053.00